UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2024

EVe Mobility Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41167	98-1595236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(302) 273-0014
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	EVE.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	EVE	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EVE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sponsor Handover Agreement

On February 2, 2024, EVe Mobility Acquisition Corp, a Cayman Islands exempted company (“EVe”), entered into a Purchase and Sponsor Handover Agreement (the “Purchase and Sponsor Handover Agreement”) with Blufire Capital Limited, an Abu Dhabi private company limited by shares (the “New Sponsor”), and EVe Mobility Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), pursuant to which, subject to satisfaction of certain conditions, (i) the Sponsor agreed to transfer and assign 6,320,667 Class A ordinary shares, par value $0.0001 per share, of EVe (“Class A Ordinary Shares”) in exchange for the New Sponsor assuming certain liabilities of EVe and the Sponsor, including costs and expenses incurred by EVe and the Sponsor in the ordinary course of business or in connection with the transactions contemplated by the Purchase and Sponsor Handover Agreement, and (ii) the New Sponsor agreed to become the sponsor of EVe (together, the “Sponsor Handover”). New Sponsor also agreed to convert approximately $425,000 of working capital notes owed by EVe to the Sponsor into Class A Ordinary Shares at the closing of an initial business combination of EVe at a rate of one Class A Ordinary Share for every $10.00 principal amount of such working capital notes.

As a condition to consummation of the Sponsor Handover, new members of EVe’s board of directors (the “Board”) and a new management team for EVe must be appointed by the existing Board and the existing Board members and the existing management team (other than EVe’s Chief Operating Officer, Jesvin Kaur) must resign (the “Director and Management Handover”), which must be effective upon consummation of the Sponsor Handover. Each of the parties agreed to use its best efforts to, as soon as reasonably practicable following the signing of the Purchase and Sponsor Handover Agreement, prepare and coordinate the filing of an information statement to EVe’s shareholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder with the Securities and Exchange Commission (the “SEC”).

Pursuant to the terms of the Purchase and Sponsor Handover Agreement, the New Sponsor also agreed, among other things, to (i) indemnify and hold harmless the Sponsor on terms that are the same as each of the Indemnity Agreements (the “Indemnity Agreements”), dated December 14, 2021 and October 13, 2023, entered into between EVe and each of the current and former directors and officers of EVe (the “Indemnitees”) in connection with EVe’s initial public offering, and, if requested by the Sponsor or any other Indemnitee, EVe and the New Sponsor shall assume the defense of any relevant claims or proceedings, (ii) on or prior to the closing of the transactions contemplated by the Purchase and Sponsor Handover Agreement, at its own cost and expense to (a) extend the term of the existing directors and officers liability insurance policy until December 17, 2024 and (b) obtain commercially reasonable run-off or “tail” directors and officers liability insurance policy coverage, and (iii) with effect from the closing of the transactions contemplated by the Purchase and Sponsor Handover Agreement, join as a party to the Letter Agreement, dated December 14, 2021, by and among the Sponsor, the officers and directors of EVe and EVe (the “Letter Agreement”).

The Purchase and Sponsor Handover Agreement provides that consummation of the Sponsor Handover is conditional on, among other things, (i) each of the underwriters of EVe’s initial public offering (the “Underwriters”) waiving in writing (a) its right to receive the deferred underwriting fee and any other amounts or rights it may have pursuant to the Underwriting Agreement, dated December 14, 2021, by and among the Underwriters and EVe, and (b) all rights and fees they may have under the Business Combination Marketing Agreement, dated December 14, 2021, by and among the Underwriters and EVe, (ii) the New Sponsor joining as a party to the Letter Agreement, (iii) the Director and Management Handover, and (iv) the New Sponsor, at its own cost and expense, having extended the term of the existing directors and officers liability insurance policy until December 17, 2024.

In addition, pursuant to the terms of the Purchase and Sponsor Handover Agreement, (i) each of the parties thereto agreed, among other things, that the provisions of the Indemnity Agreements shall remain in full force and effect notwithstanding any resignation of the directors and officers of EVe, and (ii) EVe and the New Sponsor agreed to release the directors and officers of EVe (as of the date of the Purchase and Sponsor Handover Agreement) and the Sponsor from any and all claims relating to EVe that accrued or may have accrued prior to consummation of the Sponsor Handover. The New Sponsor also agreed to (i) use its best efforts to, upon filing any definitive proxy statement of EVe for an extraordinary meeting of shareholders with the SEC, (a) include a proposal to change the name of EVe to a name selected by the New Sponsor, (b) obtain approval of the proposals set forth in such definitive proxy statement, and (c) following receipt of such approval, change the name of EVe and change the “tickers” under which each of EVe’s securities trades on the NYSE American LLC to different “tickers” to be selected by the New Sponsor, and (ii) procure that, in connection with an initial business combination entered into by EVe, the Sponsor and the independent directors of EVe (as of the date of the Purchase and Sponsor Handover Agreement) shall have the benefit of demand, piggyback and shelf registration rights with respect to any securities of EVe (or any successor company following an initial business combination) that are owned by the Sponsor or such independent directors on terms that are at least equal to those granted to the New Sponsor in connection with such initial business combination.

There can be no assurance that the conditions to the consummation of the Sponsor Handover will be satisfied or that the Sponsor Handover will be consummated.

The Purchase and Sponsor Handover Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate authority. The representations and warranties of each party set forth in the Purchase and Sponsor Handover Agreement were made solely for the benefit of the other parties to the Purchase and Sponsor Handover Agreement, and shareholders of EVe are not third-party beneficiaries of the Purchase and Sponsor Handover. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Purchase and Sponsor Handover Agreement, which may differ from what may be viewed as material by shareholders of EVe, (b) were made only as of the date of the Purchase and Sponsor Handover Agreement or such other date as is specified in the Purchase and Sponsor Handover Agreement and (c) may have been included in the Purchase and Sponsor Handover Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase and Sponsor Handover Agreement is included with this filing only to provide shareholders of EVe with information regarding the terms of the Purchase and Sponsor Handover Agreement, and not to provide shareholders of EVe with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase and Sponsor Handover Agreement is not complete and is qualified in its entirety by reference to the text of the Purchase and Sponsor Handover Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2024, the Board appointed Jesvin Kaur as Chief Operating Officer of EVe.

Ms. Kaur, age 48, has over 25 years of experience in business advisory, strategic communication solutions, reputation management, and stakeholder engagement. She is the Director of Think Tree Advisory Sdn Bhd and the Senior Advisor to Optima Strategies Ltd, where her roles involved providing strategic business advice, communication strategy, reputation management and assisting clients to navigate through a diverse range of investment and commercial challenges within the ASEAN region. Ms. Kaur headed the Research and Advisory unit at KRA Group, a regional role covering Indonesia, Malaysia and Singapore. Prior to that, she was a senior investment analyst at Maybank Securities. She had also served at the Strategy and Risk Management Division of the Securities Commission of Malaysia for over four years where she was involved in the drafting and implementation of the Capital Market Masterplan. In the region, she has advised Government Ministries and Institutions, Government-linked Investment Companies, Multinational Companies, Private Equity Funds, and a host of other corporate and investment firms, on a range of issues including market access strategy, stakeholder relations, media engagement, strategic and financial communication. Ms. Kaur has a Bachelor of Business (Accounting and Finance) from the University of Technology (Sydney) and possesses a strong network within the media, corporate and business circles. She has also completed the Lee Kuan Yew School of Public Policy Executive Education on Public Policy: Design and Implementation for Success.

On February 6, 2024, in connection with her appointment as Chief Operating Officer of EVe, Ms. Kaur entered into (1) a joinder to the Letter Agreement (the “Letter Agreement Joinder”), and (2) an indemnity agreement (the “New Officer Indemnity Agreement”) with EVe. Pursuant to the Letter Agreement Joinder, Ms. Kaur became a party to the Letter Agreement wherein Ms. Kaur will be bound to comply with the provisions applicable to insiders in the same manner as if Ms. Kaur were an original signatory thereto and in such capacity as an insider therein. The New Officer Indemnity Agreement requires EVe to indemnify Ms. Kaur to the fullest extent permitted under applicable law and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The New Officer Indemnity Agreement is substantially similar to the Indemnity Agreements. The foregoing summary of the New Officer Indemnity Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Officer Indemnity Agreement the form of which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Other than the Purchase and Sponsor Handover Agreement, Ms. Kaur is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she party to any transactions required to be discussed under Item 404(a) of Regulation S-K involving EVe.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description of Exhibits
10.1	Purchase and Sponsor Handover Agreement, dated February 2, 2024, by and among EVe Mobility Acquisition Corp, Blufire Capital Limited, and EVe Mobility Sponsor LLC.
10.2	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 of EVe Mobility Acquisition Corp’s Registration Statement on Form S-1 filed November 12, 2021).
10.3	Joinder to the Letter Agreement, dated February 6, 2024, by and between EVe Mobility Acquisition Corp and Jesvin Kaur.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2024

EVe Mobility Acquisition Corp

By:	/s/ Curtis Pierce
Name:	Curtis Pierce
Title:	Chief Financial Officer

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